Exhibit 8.1

SALAVERRI•DELLATORRE•BURGIO & WETZLER MALBRÁN

City of Buenos Aires, January 3, 2017

Pampa Energía S.A.

Maipú 1

City of Buenos Aires (C1084ABA)

Argentina

Ladies and Gentlemen:

We have acted as Argentine legal advisers of Pampa Energía S.A. (the “Company”), a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”), in connection with the merger of the Merged Companies into the Company and the exchange of (a) outstanding PESA Shares held by U.S. Persons for newly-issued Pampa Shares and (b) outstanding PESA ADSs for newly-issued Pampa ADSs, pursuant to the Company’s amended registration statement on Form F-4/A (No. 333-214841), filed with the Securities and Exchange Commission on January 3, 2017 (as amended, the “Registration Statement”).

Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

We confirm that we have reviewed the information in the Registration Statement under the caption “Argentine Tax Consequences.” We also confirm to you that, insofar as it relates to Argentine tax law, the discussion set forth in the Registration Statement under the caption “Argentine Tax Consequences,” subject to the qualifications, exceptions, assumptions and limitations contained therein, is our opinion.

Our opinion expressed in the Registration Statement under the caption “Argentine Tax Consequences” is limited to the federal laws of Argentina and is based upon existing provisions of federal laws and regulations, including the Argentine Income Tax Law, and opinions of the AFIP as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and the reference to us under the caption “Argentine Tax Consequences” in the Registration Statement.

Very truly yours,

/s/ GERMÁN WETZLER MALBRÁN
Germán Wetzler Malbrán
Salaverri, Dellatorre, Burgio & Wetzler Malbran

Libertador 602, piso 3 (C1001ABT) | Buenos Aires | Argentina

Tel. (54-11) 5236-0700 | Fax. (54-11) 4315-1178

www.esalaverri.com